UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 8, 2026
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Compensatory Arrangement with Named Executive Officer

On April 8, 2026, NovoCure Limited (the "Company"), through one of its affiliates, modified the compensation of Uri Weinberg, M.D., Ph.D., a named executive officer of the Company, in connection with his appointment as Chief Medical Officer in addition to his role as Chief Innovation Officer of the Company. Dr. Weinberg executed a letter agreement with the affiliate (the "Weinberg Letter Agreement") dated April 7, 2026, which provides that his salary is increased by CHF 5,000 per month so long as he remains in the role of Chief Medical Officer. The foregoing description of the Weinberg Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Weinberg Letter Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Weinberg Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: April 9, 2026

By: /s/ Christoph Brackmann
Name: Christoph Brackman
Title: Chief Financial Officer